Exhibit 99.1

MassRoots Enters into Letter of Intent to Acquire Empire Services, Inc.

Empire Services generated unaudited revenues over $20 million in each of fiscal years 2020 and 2019, with net positive cash-flows from operations

Denver, CO May 5, 2021 -- MassRoots, Inc. (“MassRoots” or the “Company”) (OTCPink:MSRT), a technology company focused on the regulated cannabis industry, today announced that it has executed a Letter of Intent (the “LOI”) with Empire Services, Inc. (“Empire”). Pursuant to the LOI, the Company plans to acquire all equity of Empire in a primarily stock-based transaction with the estimated value of approximately $14 million.

“We believe this acquisition will be transformative for our Company and its shareholders – upon closing, for the first time in our history, we expect MassRoots will be generating significant revenue and positive cash-flows from operations,” stated Mr. Isaac Dietrich, Chief Executive Officer of MassRoots. “This deal is a new beginning for MassRoots and I could not be more excited to work with our team to execute on our strategic business objectives.”

“We intend to build MassRoots into a diversified conglomerate of profitable businesses as we focus on creating long-term shareholder value,” stated Mr. Danny Meeks, President of Empire. “I look forward to establishing strong corporate governance and operating procedures that will facilitate our continued growth. I believe this will be the first of many acquisitions and asset purchases.”

Established in 2002, Empire operates 10 metal recycling facilities in Virginia and North Carolina and expects to continue expanding its footprint in the coming quarters. It has historically generated higher profit margins when market prices for metal rise.

Upon closing of the transaction, Danny Meeks, the sole shareholder of Empire, will join MassRoots’ Board of Directors as its Executive Chairman. Over the coming months, the Company intends to settle its outstanding preferred shares and debts primarily with cash-flows from operations.

About MassRoots

MassRoots, Inc. (OTC Pink: MSRT) is a leading media company focused on the regulated cannabis industry, with a significant following and traffic across its online and social media platforms. MassRoots has been covered by CNBC, CNN, Financial Times, Wall Street Journal, New York Times, Reuters, and the Associated Press. For more information on MassRoots, please visit MassRootsInvestors.com.

About Empire Services

Established in 2002, Empire Services, Inc. operates 10 metal recycling facilities in Virginia and North Carolina and expects to continue expanding its footprint in the coming quarters. Empire is headquartered in Virginia and has approximately 65 employees as of April 2021.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Source: MassRoots, Inc.

Contact Info:

Isaac Dietrich

(303) 816-8070
Isaac@MassRoots.com